Exhibit 2
SUPPLEMENTAL CLOSING AGREEMENT
THIS SUPPLEMENTAL CLOSING AGREEMENT (this “Agreement”) is entered into as of February 12, 2010 (the “Closing Date”) by and among Geokinetics Inc., a Delaware corporation (“Geokinetics”), the direct and indirect subsidiaries of Geokinetics identified in the Purchase Agreement (as defined below), Petroleum Geo-Services ASA, a Norwegian corporation (“PGS”), and the direct and indirect subsidiaries of PGS identified in the Purchase Agreement. For purposes of this Agreement, certain capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Purchase Agreement.
RECITALS
WHEREAS, Geokinetics and certain of its direct and indirect subsidiaries and PGS and certain of its direct and indirect subsidiaries are parties to that certain Purchase Agreement dated December 3, 2009 relating to the sale of PGS’ onshore seismic business and related Multi-Client Library to Geokinetics and certain of its direct and indirect subsidiaries (the “Purchase Agreement”);
WHEREAS, the parties hereto desire to amend the Purchase Agreement in certain respects as provided herein;
NOW, THEREFORE, in consideration of the recitals and of the agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:
AGREEMENT
1. Amendments. The Purchase Agreement is hereby amended as follows:
a.	Section 1.2(a) of the Purchase Agreement is hereby amended to read in its entirety as follows:
“(a) cash and cash equivalents or restricted cash of any Asset Seller on hand or on deposit, whether on or after the Closing Date and any cash, cash equivalents or restricted cash of a Purchased Entity (other than $2,293,336 of cash or cash equivalents that Purchasers and Sellers agree not to distribute or to retain);”
b.	The definition of “Share Consideration” in Section 9.1 is hereby amended to read in its entirety as follows:
“Share Consideration” means 2,153,616 fully paid and non-assessable shares of Geokinetics Common Stock, which number is equal to 19.9% of the number of shares of Geokinetics Common Stock outstanding on the Effective Date (rounded to the nearest whole share).

c.	The definition of “Value of the Share Consideration” in Section 9.1 is hereby amended to read in its entirety as follows:
“Value of the Share Consideration” shall mean the dollar amount equal to the product of (y) the Share Consideration and (z) the Geokinetics Common Stock Price.
d.	Section 1.1 of the Seller Disclosure Schedule is hereby amended to read in its entirety as set forth in Exhibit 1.
e.	Section 3.2 of the Seller Disclosure Schedule is hereby amended to read in its entirety as set forth in Exhibit 2.
f.	Item 3 of Section 3.20 of the Seller Disclosure Schedule is hereby amended to add the disclosure contained in Exhibit 3.
g.	Section 5.11(a) of the Purchase Agreement is hereby amended to read in its entirety as follows:
“(a) Geokinetics shall use its reasonable best efforts to cause two individuals (the “Director Nominees”), whose names shall be provided by PGS to Geokinetics a reasonable period of time after the Closing Date but no later than March 1, 2010, to be promptly appointed as members of Geokinetics’ board of directors by Geokinetics’ existing board of directors, subject to applicable Law, provided that at least one of such Director Nominees is “independent” as defined by the rules of the NYSE AMEX and Geokinetics’ policies. Each Director Nominee shall serve as a director for a term expiring at Geokinetics’ next annual meeting of stockholders following the Closing Date and until his successor is elected and qualified. Geokinetics shall take such action, including amending its bylaws, as required to cause the number of directors constituting Geokinetics’ board of directors immediately after the Closing Date to be increased as necessary to reflect the addition of the Director Nominees.”
h.	Section 5.14(b) of the Seller Disclosure Schedule is hereby amended to read in its entirety as set forth in Exhibit 4.
i.	Section 5.17 of the Seller Disclosure Schedule is hereby amended to add the following disclosure:
“Petroleum Geo-Services ASA has guaranteed that certain Lease Agreement between Clay Real Estate and PGS Onshore, Inc. dated effective August 15, 2007 (Stafford facility — Texas).”
j.	Section 11.17 of the Seller Disclosure Schedule is hereby amended to read in its entirety as set forth in Exhibit 5.

2. Joinder Agreement. By execution of this Agreement, the Sellers listed on the signature pages hereto and not previously listed on the signature pages to the Purchase Agreement shall be deemed to have become parties to the Purchase Agreement as of the Effective Date. Pursuant to Section 11.3 of the Purchase Agreement, Geokinetics Holdings USA, Inc., a Delaware corporation and wholly-owned subsidiary of Geokinetics, shall be deemed to have become a party to the Purchase Agreement as of the date hereof.
3. Ratification. Except as explicitly amended by this Agreement, the Purchase Agreement continues in effect in accordance with its terms.
4. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party.
5. Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Texas, without reference to rules relating to conflicts of law.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

GEOKINETICS INC.

By:	/s/ Scott A. McCurdy

	Name:	Scott A. McCurdy
	Title:	Vice President and Chief Financial Officer

GEOKINETICS INTERNATIONAL, INC.

By:	/s/ Scott A. McCurdy

	Name:	Scott A. McCurdy
	Title:	Vice President

GEOKINETICS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Scott A. McCurdy

	Name:	Scott A. McCurdy
	Title:	Vice President

GEOKINETICS EXPLORATION, INC.

By:	/s/ Scott A. McCurdy

	Name:	Scott A. McCurdy
	Title:	Vice President

GEOKINETICS EXPLORATION PERU S.A.C.

By:	/s/ Augusto Yanez

	Name:	Augusto Yanez
	Title:	Country Manager

GEOKINETICS SINGAPORE PTE LTD.

By:	/s/ Craig Walker

	Name:	Craig Walker
	Title:	Regional Manager Far East

GEOKINETICS GEOPHYSICAL DO BRASIL LTDA.

By:	/s/ Darce Jose De Matos

	Name:	Darce Jose De Matos
	Title:	Executive Director

GEOKINETICS HOLDINGS USA, INC.

By:	/s/ Scott A. McCurdy

	Name:	Scott A. McCurdy
	Title:	Vice President

PETROLEUM GEO-SERVICES ASA

By:	/s/ James E. Brasher

	Name:	James E. Brasher
	Title:	Authorized Person

PETROLEUM GEO-SERVICES, INC.

By:	/s/ James E. Brasher

	Name:	James E. Brasher
	Title:	Authorized Person

PGS EXPLORATION (UK) LTD.

By:	/s/ James E. Brasher

	Name:	James E. Brasher
	Title:	Authorized Person

PGS GEOPHYSICAL AS

By:	/s/ James E. Brasher

	Name:	James E. Brasher
	Title:	Authorized Person

PGS ONSHORE, INC.

By:	/s/ James E. Brasher

	Name:	James E. Brasher
	Title:	Authorized Person

PGS OVERSEAS AS

By:	/s/ James E. Brasher

	Name:	James E. Brasher
	Title:	Authorized Person

PGS ONSHORE SERVICIOS S.A.C.

By:	/s/ James E. Brasher

	Name:	James E. Brasher
	Title:	Authorized Person

PGS ONSHORE PERU S.A.C.

By:	/s/ James E. Brasher

	Name:	James E. Brasher
	Title:	Authorized Person

PETROLEUM GEO-SERVICES ASIA PACIFIC PTE. LTD.

By:	/s/ James E. Brasher

	Name:	James E. Brasher
	Title:	Authorized Person

PGS ONSHORE DO BRASIL PARTICIPACOES LTDA.

By:	/s/ James E. Brasher

	Name:	James E. Brasher
	Title:	Authorized Person

PGS MALTA (HOLDINGS) LIMITED
By:	/s/ James E. Brasher
	Name:	James E. Brasher
	Title:	Authorized Person